UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 27, 2024

THE SHYFT GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Michigan	001-33582	38-2078923
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

41280 Bridge Street, Novi, Michigan	48375
(Address of Principal Executive Offices)	(Zip Code)

517-543-6400
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SHYF	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On March 27, 2024, The Shyft Group, Inc. (“Shyft”), The Shyft Group Services, LLC, The Shyft Group USA, Inc. and Royal Truck Body LLC, each acting as borrowers, and certain other subsidiaries of Shyft, each acting as guarantors, entered into the Second Amendment to Amended and Restated Credit Agreement (the “Credit Agreement Amendment”). The Credit Agreement Amendment, among other things, (i) reduced the revolving credit commitments from $400 million to $300 million, (ii) increased the applicable margin for term SOFR loans and base rate loans, (iii) adjusted the calculation of debt for purposes of determining the leverage ratio and (iv) temporarily increased the maximum leverage ratio.

The Credit Agreement Amendment amends that certain Amended and Restated Credit Agreement, dated November 30, 2021, as amended, with Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, and the lenders party thereto consisting of Wells Fargo, JPMorgan Chase Bank, N.A., PNC Bank, National Association and Bank of America, N.A.

The above summary of the Credit Agreement Amendment is qualified in its entirety by reference to the Credit Agreement Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1
Second Amendment, dated as of March 27, 2024, to the Amended and Restated Credit Agreement dated as of November 30, 2021, as amended, among The Shyft Group, Inc. The Shyft Group Services, LLC, The Shyft Group USA, Inc. and Royal Truck Body LLC, each acting as borrowers, and certain other subsidiaries of Shyft, each acting as guarantors, and Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHYFT GROUP, INC.

Dated: March 29, 2024	/s/ Joshua A. Sherbin
By: Joshua A. Sherbin
Its: Chief Legal Officer and Corporate Secretary

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